Exhibit 99.1

Avnet Reports First Quarter Fiscal 2022 Financial Results

First quarter sales of $5.6 billion, up 18.2% year over year with diluted EPS of $1.10

First quarter adjusted diluted EPS of $1.22

Electronic Components and Farnell operating margins increased to 3.2% and 10.9%, respectively

PHOENIX – October 28, 2021 – Avnet, Inc. (Nasdaq: AVT) today announced results for its first quarter ended October 2, 2021.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “Building upon our solid performance in fiscal 2021, we were pleased to start off fiscal 2022 with a strong first quarter. We delivered another consecutive quarter of record sales in both our Electronic Components and Farnell businesses and reached our respective short-term operating margin targets of 3% and 10%. We are continuing to strengthen Avnet’s position through driving execution and accelerating the growth of our higher margin Farnell business, while also working closely with our supplier partners to balance supply and demand across the supply chain. We expect the current market environment to extend well into calendar year 2022 and will continue to help our customers navigate component availability challenges by serving as a vital link at the center of the technology supply chain. As we look ahead to the next quarter, we expect to benefit from continued operating improvements to our business and strong market demand to deliver results in line with our fiscal first quarter performance.”

Fiscal First Quarter Key Financial Highlights:

●	Sales of $5.6 billion, up from $5.2 billion in the prior quarter and exceeding guidance.
o	On a constant currency basis, sales grew 17.5% year over year and 7.6% sequentially.
o	Organic sales increased by 33.7% on a year over year basis, after adjusting for the impact of TI sales and the extra week of sales in the first quarter of FY21.
●	GAAP diluted earnings per share of $1.10, compared with a GAAP diluted earnings per share of $0.85 in the prior quarter.
o	Non-GAAP adjusted diluted earnings per share of $1.22, compared with $1.12 in the prior quarter.
●	Farnell operating margins increased sequentially 263 basis points to 10.9%.
●	Electronic Components operating margins increased sequentially 8 basis points to 3.2%.
●	Returned $23.9 million to shareholders in dividends and reinitiated the company’s share repurchase program.

Key Financial Metrics

($ in millions, except per share data)

First Quarter Results (GAAP)
	Sep – 21	Sep – 20	Change Y/Y		Jun – 21	Change Q/Q
Sales	$5,584.7	$4,723.1	18.2%		$5,226.7	6.9%
Operating Income	168.2	18.5	809.3%		118.0	42.6%
Operating Income Margin	3.0%	0.4%	262	bps	2.3%	75	bps
Diluted Earnings (Loss) Per Share (EPS)	$1.10	$(0.19)	678.9%		$0.85	29.4%
First Quarter Results (Non-GAAP)(1)
	Sep – 21	Sep – 20	Change Y/Y		Jun – 21	Change Q/Q
Sales	$5,584.7	$4,723.1	18.2%		$5,226.7	6.9%
Adjusted Operating Income	178.8	65.1	174.6%		151.8	17.7%
Adjusted Operating Income Margin	3.2%	1.4%	182	bps	2.9%	30	bps
Adjusted Diluted Earnings Per Share (EPS)	$1.22	$0.36	238.9%		$1.12	8.9%
Segment and Geographical Mix
	Sep – 21	Sep – 20	Change Y/Y		Jun – 21	Change Q/Q
Electronic Components (EC) Sales	$5,129.5	$4,382.2	17.1%		$4,785.3	7.2%
EC Operating Income Margin	3.2%	1.9%	124	bps	3.1%	8	bps
Farnell Sales	$455.2	$340.9	33.5%		$441.4	3.1%
Farnell Operating Income Margin	10.9%	3.5%	738	bps	8.3%	263	bps
Americas Sales	$1,258.8	$1,205.7	4.4%		$1,194.4	5.4%
EMEA Sales	1,747.6	1,480.7	18.0%		1,737.3	0.6%
Asia Sales	2,578.3	2,036.7	26.6%		2,295.0	12.3%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the Second Quarter of Fiscal 2022 Ending on January 1, 2022

	Guidance Range	Midpoint
Sales	$5.3B – $5.7B	$5.5B
Adjusted Diluted EPS(1)	$1.20 – $1.30	$1.25

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon current market conditions and inventory availability and reflects expected seasonality from the first fiscal quarter to the second fiscal quarter. The above guidance also excludes amortization of intangibles, any potential restructuring, integration, and other expenses and certain income tax adjustments. The above guidance assumes an effective tax rate of between 19% and 23%. The above guidance assumes 101 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q2 Fiscal
	2022	Q1 Fiscal	Q2 Fiscal
	Guidance	2022	2021
Euro	$1.16	$1.18	$1.19
GBP	$1.37	$1.38	$1.32

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PT and 4:30 p.m. ET to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through January 28, 2022 at 5:00 p.m. ET, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13722717.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, access to financial markets and the Company’s employees, operations, customers, and supply chain; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, inflation, duties and taxes, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by natural and weather-related disasters, pandemics and health related crisis, warehouse modernization and relocation efforts; risks related to cyber-attacks, other privacy and security incidents and information systems failures, including related to current or future implementations, integrations or upgrades; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity and access to financing; constraints on employee retention and hiring; geopolitical events; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for an entire century. We support customers at each stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	First Quarters Ended
	October 2,	October 3,
	2021	2020

	(Thousands, except per share data)
Sales	$5,584,695	$4,723,059
Cost of sales	4,925,002	4,206,979
Gross profit	659,693	516,080
Selling, general and administrative expenses	486,178	471,158
Restructuring, integration and other expenses	5,272	26,420
Operating income	168,243	18,502
Other expense, net	(409)	(19,498)
Interest and other financing expenses, net	(22,844)	(22,301)
Income (loss) before taxes	144,990	(23,297)
Income tax expense (benefit)	33,672	(4,408)
Net income (loss)	$111,318	$(18,889)

Earnings (loss) per share:
Basic	$1.12	$(0.19)
Diluted	$1.10	$(0.19)

Shares used to compute earnings per share:
Basic	99,647	98,897
Diluted	101,116	98,897
Cash dividends paid per common share	$0.24	$0.21

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	October 2,	July 3,
	2021	2021

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$299,101	$199,691
Receivables	3,720,296	3,576,130
Inventories	3,283,825	3,236,837
Prepaid and other current assets	161,845	150,763
Total current assets	7,465,067	7,163,421
Property, plant and equipment, net	351,873	368,452
Goodwill	823,953	838,105
Intangible assets, net	23,074	28,539
Operating lease assets	257,614	265,988
Other assets	289,728	260,917
Total assets	$9,211,309	$8,925,422

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$23,078
Accounts payable	2,467,743	2,401,357
Accrued expenses and other	588,340	572,457
Short-term operating lease liabilities	57,256	58,346
Total current liabilities	3,113,339	3,055,238
Long-term debt	1,389,689	1,191,329
Long-term operating lease liabilities	230,350	239,838
Other liabilities	332,332	354,833
Total liabilities	5,065,710	4,841,238
Shareholders’ equity	4,145,599	4,084,184
Total liabilities and shareholders’ equity	$9,211,309	$8,925,422

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	First Quarters Ended
	October 2, 2021	October 3, 2020

	(Thousands)
Cash flows from operating activities:
Net income (loss)	$111,318	$(18,889)

Non-cash and other reconciling items:
Depreciation	21,833	21,845
Amortization	5,210	20,117
Amortization of operating lease assets	13,751	14,079
Deferred income taxes	(3,259)	6,614
Stock-based compensation	9,178	4,961
Impairments	—	15,166
Other, net	2,603	10,898
Changes in (net of effects from businesses acquired and divested):
Receivables	(169,992)	(7,116)
Inventories	(73,971)	(136,426)
Accounts payable	85,217	228,740
Accrued expenses and other, net	(32,856)	(37,545)
Net cash flows (used) provided by operating activities	(30,968)	122,444

Cash flows from financing activities:
Borrowings under accounts receivable securitization, net	59,300	166,900
Borrowings (repayments) under senior unsecured credit facility, net	118,716	(234,190)
Borrowings (repayments) under bank credit facilities and other debt, net	(734)	(545)
Repurchases of common stock	(9,566)	—
Dividends paid on common stock	(23,893)	(20,756)
Other, net	(1,337)	281
Net cash flows provided (used) by financing activities	142,486	(88,310)

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,025)	(19,998)
Acquisitions of assets and businesses	—	(18,700)
Other, net	318	753
Net cash flows used for investing activities	(11,707)	(37,945)
Effect of currency exchange rate changes on cash and cash equivalents	(401)	9,829
Cash and cash equivalents:
— increase	99,410	6,018
— at beginning of period	199,691	477,038
— at end of period	$299,101	$483,056

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings (loss) per share adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income (loss) and diluted earnings (loss) per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

Fiscal 2022
Quarter Ended
October 2, 2021*
($ in thousands, except per share amounts)

GAAP selling, general and administrative expenses	$486,178
Amortization of intangible assets and other	(5,239)
Adjusted operating expenses	480,939

GAAP operating income	$168,243
Restructuring, integration and other expenses	5,272
Amortization of intangible assets and other	5,239
Adjusted operating income	178,754

GAAP income before income taxes	$144,990
Restructuring, integration and other expenses	5,272
Amortization of intangible assets and other	5,239
Other expenses	441
Adjusted income before income taxes	155,942

GAAP income tax expense	$33,672
Restructuring, integration and other expenses	1,012
Amortization of intangible assets and other	998
Other expenses	136
Income tax expense items, net	(3,070)
Adjusted income tax expense	32,748

GAAP net income	$111,318
Restructuring, integration and other expenses (net of tax)	4,260
Amortization of intangible assets and other (net of tax)	4,241
Other expenses (net of tax)	305
Income tax expense items, net	3,070
Adjusted net income	123,194

GAAP diluted earnings per share	$1.10
Restructuring, integration and other expenses (net of tax)	0.04
Amortization of intangible assets and other (net of tax)	0.04
Other expenses (net of tax)	0.00
Income tax expense items, net	0.03
Adjusted diluted EPS	1.22

* May not foot due to rounding.

		Quarters Ended
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,874,831	$498,497	$463,092	$442,084	$471,158
Amortization of intangible assets and other	(41,245)	(5,370)	(5,283)	(10,417)	(20,175)
Adjusted operating expenses	1,833,586	493,127	457,809	431,667	450,983

GAAP operating income	$281,408	$118,001	$87,684	$57,221	$18,502
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Adjusted operating income	407,044	151,820	110,541	79,586	65,097

GAAP income (loss) before income taxes	$172,929	$91,701	$70,121	$34,403	$(23,297)
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Other expenses - equity investment impairments and other	20,413	5,139	-	51	15,223
Adjusted income before income taxes	318,978	130,659	92,978	56,819	38,521

GAAP income tax expense (benefit)	$(20,185)	$6,346	$(37,363)	$15,240	$(4,408)
Restructuring, integration and other expenses	17,468	6,172	4,118	2,577	4,601
Amortization of intangible assets and other	9,099	1,025	1,008	2,037	5,029
Other expenses - equity investment impairments and other	90	38	-	26	26
Income tax benefit (expense) items, net	41,275	4,091	50,682	(10,788)	(2,710)
Adjusted income tax expense	47,747	17,672	18,445	9,092	2,538

GAAP net income (loss)	$193,114	$85,355	$107,484	$19,163	$(18,889)
Restructuring, integration and other expenses (net of tax)	66,923	22,277	13,456	9,371	21,819
Amortization of intangible assets and other (net of tax)	32,146	4,345	4,275	8,380	15,146
Other expenses - equity investment impairments and other (net of tax)	20,323	5,101	-	25	15,197
Income tax (benefit) expense items, net	(41,275)	(4,091)	(50,682)	10,788	2,710
Adjusted net income	271,231	112,987	74,533	47,727	35,983

GAAP diluted earnings (loss) per share	$1.93	$0.85	$1.07	$0.19	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.67	0.22	0.13	0.09	0.22
Amortization of intangible assets and other (net of tax)	0.32	0.04	0.04	0.09	0.15
Other expenses - equity investment impairments and other (net of tax)	0.20	0.05	-	0.00	0.15
Income tax (benefit) expense items, net	(0.41)	(0.04)	(0.50)	0.11	0.03
Adjusted diluted EPS	2.71	1.12	0.74	0.48	0.36

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Sales of TI Products

In December 2020, the termination of the Company’s electronic components distribution agreement with Texas Instruments (“TI”) was completed. Sales of TI products by quarter are outlined in the following table:

	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	October 2,	July 3,	April 3,	January 2,	October 3,
	2021	2021	2021	2021	2020

	(in millions)
Sales of TI Products	$-	$-	$1.7	$49.6	$241.0

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current periods (if necessary) to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement discussed further above, organic sales growth rates have also been adjusted to exclude sales of TI products.

Reported sales were the same as organic sales for the first quarter of fiscal 2022. The following table presents the reconciliation of reported sales to organic sales for the first quarter fiscal 2021.

		Estimated			Organic
	Sales	Extra	Organic		Sales
	As Reported	Week in	Sales	TI Sales	Adj for TI
	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal	Q1-Fiscal
	2021	2021(1)	2021	2021(2)	2021(2)

Avnet	$4,723.1	$306.0	$4,417.1	$241.0	$4,176.1
Avnet by region
Americas	$1,205.7	$77.0	$1,128.7	$68.5	$1,060.2
EMEA	1,480.7	97.0	1,383.7	102.9	1,280.8
Asia	2,036.7	132.0	1,904.7	69.6	1,835.1
Avnet by segment
EC	$4,382.2	$284.0	$4,098.2	$241.0	$3,857.2
Farnell	340.9	22.0	318.9	—	318.9

(1)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.
(2)	Sales adjusted for the impact of the termination of the TI distribution contract.

The following table presents reported and organic sales growth rates for the first quarter of fiscal 2022 compared to fiscal 2021.

					Organic
		Sales		Organic	Sales
		As Reported		Sales	Adj for TI
	Sales	Year-Year %	Organic	Year-Year %	Year-Year %
	As Reported	Change in	Sales	Change in	Change in
	Year-Year	Constant	Year-Year	Constant	Constant
	% Change	Currency	% Change	Currency	Currency(1)
Avnet	18.2%	17.5%	26.4%	25.6%	32.9%
Avnet by region
Americas	4.4%	4.4%	11.5%	11.5%	18.7%
EMEA	18.0	16.2	26.3	24.3	34.3
Asia	26.6	26.4	35.4	35.2	40.3
Avnet by segment
EC	17.1%	16.5%	25.2%	24.6%	32.3%
Farnell	33.5	30.1	42.7	39.0	39.0

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

Fiscal 2022
First Quarter
October 2, 2021*
(in millions)
Sales:
Electronic Components	$5,129.5
Farnell	455.2
Avnet sales	$5,584.7

Operating income:
Electronic Components	$162.4
Farnell	49.6
212.0
Corporate expenses	(33.3)
Restructuring, integration and other expenses	(5.3)
Amortization of acquired intangible assets and other	(5.2)
Avnet operating income	$168.2

Sales by geographic area:
Americas	$1,258.8
EMEA	1,747.6
Asia	2,578.3
Avnet sales	$5,584.7

* May not foot due to rounding.

		Fiscal Year 2021
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	(in millions)
Sales:
Electronic Components	$18,030.5	$4,785.3	$4,520.6	$4,342.4	$4,382.2
Farnell	1,504.2	441.4	396.1	325.8	340.9
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

Operating income:
Electronic Components	$454.8	$147.8	$118.6	$103.9	$84.4
Farnell	86.9	36.5	23.9	14.6	12.0
	541.7	184.3	142.5	118.5	96.4
Corporate expenses	(134.7)	(32.5)	(31.9)	(39.0)	(31.3)
Restructuring, integration and other expenses	(84.4)	(28.4)	(17.6)	(11.9)	(26.4)
Amortization of acquired intangible assets and other	(41.2)	(5.4)	(5.3)	(10.4)	(20.2)
Avnet operating income	$281.4	$118.0	$87.7	$57.2	$18.5

Sales by geographic area:
Americas	$4,662.5	$1,194.4	$1,161.0	$1,101.5	$1,205.7
EMEA	6,149.9	1,737.3	1,585.6	1,346.3	1,480.7
Asia	8,722.3	2,295.0	2,170.1	2,220.4	2,036.7
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

* May not foot/cross foot due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the second quarter of fiscal 2022.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.20	$1.30
Restructuring, integration and other expense (net of tax)	(0.03)	(0.05)
Amortization of intangibles and other (net of tax)	(0.04)	(0.04)
Income tax expense adjustments	(0.03)	0.03
GAAP diluted earnings per share guidance	$1.10	$1.24